FOR IMMEDIATE RELEASE

BP Midstream Partners LP (NYSE: BPMP)       Exhibit 99.1

BP MIDSTREAM PARTNERS
REPORTS FIRST QUARTER 2020 RESULTS

Demonstrating resilience in a challenging environment

•Clear, focused priorities in an environment with an exceptional level of uncertainty
− Ensuring operating personnel remain healthy and assets are operated safely
− Maintaining the financial strength of the Partnership
•Well positioned to navigate current environment - financial strength and resilience underpinned by:
− High quality, balanced asset portfolio
− Strong liquidity position and conservative financial framework
− Investment grade sponsor
•Solid operational and financial results in first quarter 2020 despite a challenging macro environment
− All our assets remain operational
− Some financial impacts towards the end of the first quarter 2020
•Maintained quarterly cash distribution at same level as fourth quarter 2019; 34.75 cents per unit for the first quarter of 2020
•Adapting 2020 Guidance – target Cash available for distribution of $180-190 million; Adjusted EBITDA attributable to the Partnership of $190-200 million; and ~5% distribution growth in 2020^; downside risks remain and guidance may need to be updated as we progress throughout the year
^ Compared with full year 2019 distribution.

HOUSTON, May 8, 2020 - BP Midstream Partners LP (“BPMP” or the “Partnership”) today reported financial results for the first quarter 2020.

Commenting on the results, CEO Rip Zinsmeister said: “The world looked very different only a few months ago at the end of February when we reported our fourth quarter and full year 2019 results. Today, it’s a much more challenging environment for everyone.

We are well positioned though, to navigate through these difficult circumstances.

We entered this downturn from a strong financial position - our financial strength and resilience is underpinned by:
•High quality assets that continue to perform well.
•A strong liquidity position.
•A conservative financial framework.
•A supportive, investment grade sponsor.
•Cash flows that are relatively balanced between our onshore and offshore assets.
•Onshore pipelines that have minimum volume commitment (MVC) protection through 2020 and are highly integrated with BP's Whiting refinery – an advantaged refinery in the US Midwest.
•Offshore assets with production growth from major projects in the deepwater Gulf of Mexico that are in the advanced stages of construction and infill drilling opportunities tied-back to existing facilities. And predominantly investment grade shippers that are relatively well positioned with desirable crude quality and access to storage and takeaway options.

However, there remains an exceptional level of uncertainty regarding the near-term outlook for commodity prices and recovery in mobility on refined product demand, both of which could impact demand for our services. There is risk of more sustained consequences depending on the efforts of the public and private sector to manage the health, economic and financial stability effects of the pandemic.

FOR IMMEDIATE RELEASE

Given these factors,
•The Board of Directors of our General Partner felt it prudent to declare a first quarter distribution consistent with the distribution level of the fourth quarter 2019 and we anticipate our distribution remaining at the current level through 2020.
•And while our limited direct exposure to commodity prices and the minimum volume commitment arrangements we have in place on our onshore pipelines through 2020 offer downside protection to current market conditions this year, we do expect adverse impacts. While we have updated our 2020 guidance, there are factors that we cannot reasonably estimate the impacts in order to include them in our guidance at the present time. We may update guidance throughout the year, as necessary.”

Liquidity position
The Partnership entered this downturn from a strong financial position, with a conservative financial framework and a strong liquidity position.

At the end of first quarter 2020, the Partnership had:
•Cash on hand of $105.5 million.
•Receivables of $10.8 million; of which $10.4 million was with affiliates of our investment grade sponsor, BP.
•Long-term debt of $468 million, with an available revolver capacity of $132 million.
•No principal payments due until 2025.
•Gross debt to Adjusted EBITDA ratio of 2.4 times.
•Distribution coverage ratio of 1.17 times.

Operational results
•Total pipeline gross throughput in the first quarter was more than 1.7 million barrels of oil equivalent per day, broadly flat compared to the fourth quarter of 2019.

Total pipeline gross throughput during the first quarter reflected higher diluent volumes on Diamondback pipeline due to peak winter demand, offset by lower volumes on BP2 due to higher levels of apportionment on the Enbridge mainline during the quarter. Offshore volumes were largely consistent with the fourth quarter 2019.

Financial results

GAAP Measures:
•Net income attributable to the Partnership in the first quarter was $41.7 million (or $0.39 per unit).
•Cash from operating activities was $48.9 million for the first quarter.
•Cash on hand was $105.5 million at March 31, 2020.
•Outstanding borrowings were $468.0 million under our unsecured term loan facility with an affiliate of BP, at March 31, 2020.

Non-GAAP Measures:
•Adjusted EBITDA* attributable to the Partnership in the first quarter was $47.8 million.
•Cash available for distribution* attributable to the Partnership generated in the first quarter was $44.1 million.
•Quarterly cash distribution: On April 15, 2020, the board of directors of the general partner of BPMP declared a quarterly cash distribution of $0.3475 per unit for the first quarter of 2020.
•Distribution coverage ratio was 1.17 times for the first quarter.
* Adjusted EBITDA and cash available for distribution are Non-GAAP supplemental financial measures. See reconciliation tables later in this press release.

FOR IMMEDIATE RELEASE

Net income attributable to the Partnership for the first quarter was $41.7 million. This was ~12% lower compared with the fourth quarter of 2019, and ~12% higher than the same period in 2019. Compared with the fourth quarter 2019, the decrease reflects the absence of deficiency revenue of $3.2 million that was recognized in the fourth quarter 2019, and lower fixed loss allowance revenue due to a lower realized oil price.
Adjusted EBITDA attributable to the Partnership for the first quarter was $47.8 million, ~12% lower compared with the fourth quarter of 2019 and ~7% higher than the same period in 2019, due to similar reasons as mentioned above.
Cash available for distribution for the first quarter was $44.1 million, ~16% lower compared with the fourth quarter of 2019 and ~11% higher than the same period in 2019. Compared to the fourth quarter 2019, the decrease reflects the absence of favorable cash adjustment relating to River Rouge that occurred in the fourth quarter 2019, the impact of withholding cash associated with throughput on the River Rouge pipeline being above the minimum volume commitment for the first quarter 2020, and lower fixed loss allowance revenue as mentioned above.

Guidance update

Full year 2020

Distribution growth	5% growth in 2020^
Adjusted EBITDA attributable to the Partnership	$190-200 million
Cash available for distribution	$180-190 million
^ Compared with full year 2019 distribution

Given uncertainties in the outlook, we are no longer providing guidance on full year throughput volumes. Additionally, any other full year guidance previously provided, has been withdrawn.
Second quarter 2020

Pipeline gross throughput	Slightly lower than 1Q20
Adjusted EBITDA attributable to the Partnership	Significantly lower than 1Q20
Cash available for distribution	Slightly higher than 1Q20

Webcast and conference call

A webcast and conference call will be held at 9:00 a.m. CST on May 8, 2020, hosted by Robert Zinsmeister, chief executive officer; Craig Coburn, chief financial officer; and Brian Sullivan, vice president investor relations, to discuss BPMP’s performance in the first quarter 2020. Interested parties may listen to the presentation at www.bpmidstreampartners.com, by clicking on the “2020 First Quarter Results Webcast” link, found in the "Events & Presentations" section under the Investor Relations menu option. A replay of the webcast will be available following the live event. The Partnership has also posted an investor presentation to its website. Information on the Partnership's website does not constitute a portion of this press release.

FOR IMMEDIATE RELEASE

About BP Midstream Partners

BPMP is a fee-based, growth-oriented master limited partnership formed by BP Pipelines (North America), Inc. (“BP Pipelines”) to own, operate, develop and acquire pipelines and other midstream assets. BPMP’s assets consist of interests in entities that own crude oil, natural gas, refined products and diluent pipelines, and refined product terminals, serving as key infrastructure for BP and other customers to transport onshore crude oil production to BP’s Whiting Refinery and offshore crude oil and natural gas production to key refining markets and trading and distribution hubs. Certain of BPMP’s assets deliver refined products and diluent from the Whiting Refinery and other U.S. supply hubs to major demand centers.

For more information on BPMP and the assets owned by BPMP, please visit www.bpmidstreampartners.com.

Cautionary statement

Certain statements contained in this news release constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements include, among other things, statements concerning management’s expectations, beliefs, estimates, forecasts, projections and assumptions. You can identify our forward-looking statements by words such as “anticipate”, “believe”, “estimate”, “budget”, “continue”, “potential”, “guidance”, “effort”, “expect”, “forecast”, “goals”, “objectives”, “outlook”, “intend”, “plan”, “predict”, “project”, “seek”, “target”, “begin”, “could”, “may”, “should” or “would” or other similar expressions that convey the uncertainty of future events or outcomes. In accordance with “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, these statements are accompanied by cautionary language identifying important factors, though not necessarily all such factors, which could cause future outcomes to differ materially from those set forth in forward-looking statements. In particular, expressed or implied statements concerning future growth, future actions, the continued effects of the global COVID-19 pandemic on demand, the effects of the continued volatility of commodity prices and the related macroeconomic and political environment, volumes, capital requirements, conditions or events, future operating results or the ability to generate sales, the potential exposure of the Partnership to market risks, and statements relating to the expected amount of cash available for distribution and level of distributions are forward-looking statements. These forward-looking statements represent BPMP’s expectations or beliefs concerning future events, and it is possible that the results described in this news release will not be achieved. These forward-looking statements are subject to risks, uncertainties and other factors, many of which are outside of BPMP’s control. These risks include, but are not limited to, the following:

•the continuation of a swift and material decline in global crude oil demand and crude oil prices for an uncertain period of time that correspondingly may lead to a significant reduction of domestic crude oil and natural gas production, which in turn could result in significant declines in the actual or expected volumes transported through our pipelines and/or the reduction of commercial opportunities that might otherwise be available to us.
•uncertainty regarding the length of time it will take for the United States and the rest of the world to slow the spread of the COVID-19 virus to the point where applicable authorities are comfortable easing current restrictions on various commercial and economic activities; such restrictions are designed to protect public health but also have the effect of significantly reducing demand for crude oil, natural gas, refined products and diluent.
•uncertainty regarding the future actions of foreign oil producers such as Saudi Arabia and Russia and the risk that they take actions that will prolong or exacerbate the current over-supply of crude oil.
•uncertainty regarding the timing, pace and extent of an economic recovery in the United States and elsewhere, which in turn will likely affect demand for crude oil and therefore the demand for the midstream services we provide and the commercial opportunities available to us.
•the effect of an overhang of significant amounts of crude oil inventory stored in the United States and elsewhere and the impact that such inventory overhang ultimately has on our customer’s operations as well as the timing of a return to market conditions that support increased drilling and production activities in the United States.
•our inability to perform our obligations under our contracts, whether due to non-performance by third parties, including our customers or counterparties, market constraints, third-party constraints, legal constraints (including governmental orders or guidance), or other factors;

FOR IMMEDIATE RELEASE

•the impact of current and future laws, rulings, governmental regulations, accounting standards and statements, and related interpretations; and
•other factors and uncertainties inherent in our business, as discussed in the “Cautionary Note Regarding Forward-Looking Statements,” “Risk Factors” and other cautionary statements found in BPMP’s filings with the SEC, including the annual report on Form 10-K for the year ended December 31, 2019 filed with SEC on February 27, 2020 and the quarterly report on Form 10-Q for the period ended March 31, 2020 filed with SEC on May 8, 2020.

Any forward-looking statement speaks only as of the date on which it is made, and, except as required by law, BPMP does not undertake any obligation to update or revise any forward-looking statement, whether as a result of new information, future events or otherwise. New factors emerge from time to time, and it is not possible for BPMP to predict all such factors.

Non-GAAP financial measures

This press release includes the terms Adjusted EBITDA and cash available for distribution. Adjusted EBITDA and cash available for distribution are non-GAAP supplemental financial measures that management and external users of our consolidated financial statements, such as industry analysts, investors, lenders and rating agencies, may use to assess:
•our operating performance as compared to other publicly traded partnerships in the midstream energy industry, without regard to historical cost basis;
•the ability of our business to generate sufficient cash to support our decision to make distributions to our unitholders;
•our ability to incur and service debt and fund capital expenditures; and
•the viability of acquisitions and other capital expenditure projects and the returns on investment of various investment opportunities.

We believe that the presentation of Adjusted EBITDA and cash available for distribution provides useful information to investors in assessing our financial condition and results of operations. The GAAP measures most directly comparable to Adjusted EBITDA and cash available for distribution are net income and net cash provided by operating activities, respectively. Adjusted EBITDA and cash available for distribution should not be considered as an alternative to GAAP net income or net cash provided by operating activities.

Adjusted EBITDA and cash available for distribution have important limitations as analytical tools because they exclude some but not all items that affect net income and net cash provided by operating activities. You should not consider Adjusted EBITDA or cash available for distribution in isolation or as a substitute for analysis of our results as reported under GAAP. Additionally, because Adjusted EBITDA and cash available for distribution may be defined differently by other companies in our industry, our definitions of Adjusted EBITDA and cash available for distribution may not be comparable to similarly titled measures of other companies, thereby diminishing their utility.

References to Adjusted EBITDA refer to net income before net interest expense, income taxes, gain or loss from disposition of property, plant and equipment and depreciation and amortization, plus cash distributed to the Partnership from equity method investments for the applicable period, less income from equity method investments. We define Adjusted EBITDA attributable to the Partnership as Adjusted EBITDA less Adjusted EBITDA attributable to non-controlling interests. We define cash available for distribution as Adjusted EBITDA attributable to the Partnership plus net adjustments from volume deficiency agreements and maintenance capital recovery less maintenance capital expenditures, net interest paid/received, cash reserves, and income taxes paid. Cash available for distribution does not reflect changes in working capital balances.

The Partnership is unable to provide financial guidance for projected net income or net cash provided by operating activities without unreasonable effort, and, therefore, is unable to provide a reconciliation of its Adjusted EBITDA and cash available for distributions projections to net income or net cash provided by operating activities, the most comparable financial measures calculated in accordance with GAAP.

FOR IMMEDIATE RELEASE

The Partnership has not included a reconciliation of projected cash available for distribution to the nearest GAAP financial measure for 2020 because it cannot do so without unreasonable effort and any attempt to do so would be inherently imprecise.

Further Information

BP Press Office: uspress@bp.com
BPMP Investor Relations: bpmpir@bp.com

RESULTS OF OPERATIONS (UNAUDITED)

	Three Months Ended March 31,
(in millions of dollars, unless otherwise indicated)	2020	2019
Revenue	$30.7	$30.2
Costs and expenses
Operating expenses	5.2	4.8
Maintenance expenses	0.3	0.3
General and administrative	4.8	4.4
Depreciation	0.7	0.6
Property and other taxes	0.1	0.1
Total costs and expenses	11.1	10.2
Operating income	19.6	20.0
Income from equity method investments	31.3	24.4
Interest expense, net	3.4	3.7
Net income	47.5	40.7
Less: Net income attributable to non-controlling interests	5.8	3.5
Net income attributable to the Partnership	$41.7	$37.2

Net income attributable to the Partnership per limited partner unit - basic and diluted (in dollars):
Common units	$0.39	$0.35
Subordinated units	$0.39	$0.35

Distributions declared per limited partner unit (in dollars):
Common units	$0.3475	$0.3126
Subordinated units	$0.3475	$0.3126

Weighted average number of limited partner units outstanding - basic and diluted (in millions):
Common units – public	47.8	47.8
Common units – BP Holdco	4.6	4.6
Subordinated units – BP Holdco	52.4	52.4

FOR IMMEDIATE RELEASE

ADDITIONAL FINANCIAL DATA

	Three Months Ended
(in millions of dollars, except per-unit data and ratio data)	March 31, 2020	December 31, 2019
Quarterly distribution declared per unit (in dollars)	$0.3475	$0.3475
Adjusted EBITDA attributable to the Partnership	47.8	54.2
Cash available for distribution attributable to the Partnership	44.1	52.8
Distribution declared:
Limited partner units – public	16.6	16.6
Limited partner units – BP Holdco	19.8	19.8
General partner	1.2	1.2
Total distribution declared	37.6	37.6
Coverage ratio(1)	1.17	1.41

(1)Coverage ratio is equal to Cash available for distribution attributable to the Partnership divided by Total distribution declared.

FOR IMMEDIATE RELEASE

RECONCILIATION OF ADJUSTED EBITDA AND CASH AVAILABLE FOR DISTRIBUTION TO NET INCOME

	Three Months Ended March 31,
(in millions of dollars)	2020	2019
Net income	$47.5	$40.7
Add:
Depreciation	0.7	0.6
Interest expense, net	3.4	3.7
Cash distribution received from equity method investments – Mardi Gras Joint Ventures	19.2	13.0
Cash distribution received from equity method investments – Mars	13.0	12.2
Cash distribution received from equity method investments – Others	2.0	3.3
Less:
Income from equity method investments – Mardi Gras Joint Ventures	16.6	9.8
Income from equity method investments – Mars	12.5	11.9
Income from equity method investments – Others	2.2	2.7
Adjusted EBITDA	54.5	49.1
Less:
Adjusted EBITDA attributable to non-controlling interests	6.7	4.6
Adjusted EBITDA attributable to the Partnership	47.8	44.5
Add:
Net adjustments from volume deficiency agreements	0.1	(0.7)
Maintenance capital recovery(1)	0.6	—
Less:
Net interest paid/(received)	7.2	7.7
Maintenance capital expenditures	0.7	0.2
Cash reserves(2)	(3.5)	(3.8)
Cash available for distribution attributable to the Partnership	$44.1	$39.7

(1)Relates to the portion of maintenance capital for the Griffith Station Incident reimbursable by insurance.
(2)Reflects cash reserved due to timing of interest payments(s).

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RECONCILIATION OF ADJUSTED EBITDA AND CASH AVAILABLE FOR DISTRIBUTION TO NET CASH PROVIDED BY OPERATING ACTIVITIES

	Three Months Ended March 31,
(in millions of dollars)	2020	2019
Net cash provided by operating activities	$48.9	$37.0
Add:
Interest expense, net	3.4	3.7
Distributions in excess of earnings from equity method investments	2.8	3.2
Less:
Change in other assets and liabilities	0.5	(5.3)
Non-cash adjustments	0.1	0.1
Adjusted EBITDA	54.5	49.1
Less:
Adjusted EBITDA attributable to non-controlling interests	6.7	4.6
Adjusted EBITDA attributable to the Partnership	47.8	44.5
Add:
Net adjustments from volume deficiency agreements	0.1	(0.7)
Maintenance capital recovery(1)	0.6	—
Less:
Net interest paid/(received)	7.2	7.7
Maintenance capital expenditures	0.7	0.2
Cash reserves(2)	(3.5)	(3.8)
Cash available for distribution attributable to the Partnership	$44.1	$39.7

(1)Relates to the portion of maintenance capital for the Griffith Station Incident reimbursable by insurance.
(2)Reflects cash reserved due to timing of interest payment(s).

FOR IMMEDIATE RELEASE

SELECTED OPERATING DATA

	Three Months Ended March 31,
Pipeline throughput (thousands of barrels per day)(1)	2020	2019
BP2	286	306
Diamondback	82	79
River Rouge	73	69
Total Wholly Owned Assets	441	454

Mars	537	556

Caesar	185	214
Cleopatra(2)	21	27
Proteus	225	97
Endymion	225	97
Mardi Gras Joint Ventures	656	435

Ursa	95	112

Average revenue per barrel ($ per barrel)(3)
Total Wholly Owned Assets	$0.76	$0.74
Mars	1.39	1.21
Mardi Gras Joint Ventures	0.60	0.74
Ursa	0.87	0.86

(1)Pipeline throughput is defined as the volume of delivered barrels.
(2)Natural gas is converted to oil equivalent at 5.8 million cubic feet per one thousand barrels.
(3)Based on reported revenues from transportation and allowance oil divided by delivered barrels over the same time period.

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CAPITAL EXPENDITURES(1) (UNAUDITED)

	Three Months Ended March 31,
(in millions of dollars)	2020	2019
Cash spent on maintenance capital expenditures	$0.7	$0.2
Total capital expenditures incurred	$0.7	$0.2

(1)Capital expenditures presented above are related to the Wholly Owned Assets.

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SELECTED BALANCE SHEET DATA (UNAUDITED)

(in millions of dollars)	March 31, 2020	December 31, 2019
Cash and cash equivalents	$105.5	$98.8
Property, plant and equipment, net	62.8	62.7
Total assets	722.8	722.1
Long-term debt	468.0	468.0
Total equity	243.5	240.2

May 8, 2020

The information in this release reflects the unaudited consolidated financial position and results of BP Midstream Partners LP.